UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEURO-HITECH PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4121393
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 2514, New York, NY	10119
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A complete description of the Common Stock, $0.001 par value per share (the “Common Stock”), of Neuro-Hitech Pharmaceuticals, Inc. (the “Registrant”), which is to be registered hereunder is contained under the caption “Description of Securities” in the Registrant’s Report on Form 8-K, as amended, filed initially with the Commission on January 30, 2006. Such description is hereby incorporated by reference, except with respect to the number of shares of the Registrant’s securities which are outstanding. As of March 31, 2006, the Registrant had outstanding: 9,431,256 shares of its Common Stock, 100 shares of Class A Common Stock, options to purchase 640,000 shares of its Common Stock and warrants to purchase 619,500 shares of its Common Stock.

Item 2.  Exhibits

Exhibit No.	Description	Location

3.1	Certificate of Incorporation of Neurotech Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2006

3.2	Certificate of Merger of Marco Acquisition I, Inc. with and into Marco Hi-Tech JV Ltd.	Incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed on January 30, 2006

3.3	Certificate of Merger of Marco Acquisition I, Inc. with and into Marco Hi-Tech JV Ltd.	Incorporated by reference to Exhibit 3.6 to the Registrant’s Current Report on Form 8-K filed on January 30, 2006

3.4	Certificate of Amendment of Certificate of Incorporation of Neurotech Pharmaceuticals, Inc., changing name to Neuro-Hitech Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.7 to the Registrant’s Current Report on Form 8-K filed on January 30, 2006

3.5	By-laws of Neurotech Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 23, 2006

4.1	Form of Common Stock Purchase Warrant Certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2006

4.2	Warrant to purchase common stock of Marco-Hitech JV Ltd. issued to Brown Brothers Harriman & Co.	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 30, 2006

4.3	Warrant to purchase common stock of Marco-Hitech JV Ltd. issued to Barry Honig	Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on January 30, 2006

4.4	Form of Marco Hi-Tech JV Ltd. Registration Rights Agreement	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on January 30, 2006

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEURO-HITECH PHARMACEUTICALS, INC.
(Registrant)

Date: April 3, 2006	By:	/s/ Reuben Seltzer

Reuben Seltzer
President, Chief Executive Officer and Principal Executive Officer